Exhibit 99.1
CollabRx Announces Receipt of NASDAQ Notice of
Non-Compliance with Rule 5550(b)(1)

San Francisco, CA – December 3, 2014 – CollabRx, Inc. (NASDAQ: CLRX) (herein "CLRX" or "the Company"), announced today that it received a letter from the NASDAQ OMX GROUP ("Nasdaq") stating that the Company is in non-compliance with the Nasdaq Capital Market's Listing Rule 5550(b)(1).  That rule requires the Company to maintain a minimum stockholder's equity of $2,500,000 for continued listing.

The Company has 45 days to prepare and submit a plan to Nasdaq to regain compliance. If the plan is accepted, Nasdaq may grant the Company an extension of up to 180 days from November 20, 2014 to evidence compliance.

This announcement is being made in compliance with Listing Rule 5810(b), which requires prompt disclosure of receipt of a noncompliance letter.

The Nasdaq notification letter does not result in the immediate delisting of the Company's common stock, and the stock will continue to trade uninterrupted on the Nasdaq Capital Market under the symbol "CLRX."

CollabRx management intends to resolve the situation to allow for continued listing on the Nasdaq Capital Market.

About CollabRx
CollabRx, Inc. (CLRX) is a recognized leader in cloud-based expert systems to inform healthcare decision-making. CollabRx uses information technology to aggregate and contextualize the world's knowledge on genomics-based medicine with specific insights from the nation's top cancer experts, starting with the area of greatest need: advanced cancers in patients who have effectively exhausted the standard of care. More information may be obtained at http://www.collabrx.com.

CollabRx Safe Harbor Statement
This press release includes forward-looking statements about CollabRx's anticipated results that involve risks and uncertainties. Some of the information contained in this press release, including, but not limited to, statements as to industry trends and CollabRx's plans, objectives, expectations and strategy for its business, contains forward-looking statements that are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. When used, the words "believe," "plan," "intend," "anticipate," "target," "estimate," "expect" and the like, and/or future tense or conditional constructions ("will," "may," "could," "should," etc.), or similar expressions, identify certain of these forward-looking statements. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings made by CollabRx with the Securities and Exchange Commission. CollabRx undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Thomas R. Mika
President & CEO
CollabRx, Inc.
415-248-5350

Dian Griesel Int'l.
 Laura Radocaj- media
lradocaj@dgicomm.com
212- 825-3210

Cheryl Schneider- investors
cschneider@dgicomm.com
212-825-3210